As filed with the Securities and Exchange Commission on May 7, 2007
Registration No. 333-141744

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
Form S-1

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

NUTRACEA
(Name of Small Business Issuer in Its Charter)

California	2040	87-0673375
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5090 North 40th Street, Fourth Floor, Phoenix, AZ 85018
(602) 522-3000
(Address and Telephone Number of Principal Executive Offices)

Bradley D. Edson
5090 North 40th Street, Fourth Floor, Phoenix, AZ 85018
(602) 522-3000
(Name, Address and Telephone Number of Agent For Service)

Copy to:

Christopher V. Chediak, Esq.
Weintraub Genshlea Chediak Law Corporation
400 Capitol Mall, 11th Floor, Sacramento, CA 95814
(916) 558-6000

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐____________________

If, as a result of stock splits, stock dividends or similar transactions, or by reason of changes in the conversion price of the preferred stock, the number of securities purported to be registered on this registration statement increases, the provisions of Rule 416 under the Securities Act of 1933 shall apply, and this registration statement shall be deemed to cover any such additional shares of common stock.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-141744) is being filed solely for the purpose of revising the undertakings contained in Item 17 and filing exhibits, and no changes or additions are being made hereby to the prospectus which forms a part of the Registration Statement. Accordingly, the prospectus has been omitted from this filing.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13:	Other Expenses of Issuance and Distributions.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, are as follows:

Registration Fee	$3,000
Blue Sky Fees	2,500
Printing	2,000
Legal Fees and Expenses	40,000
Accounting Fees and Expenses	25,000
Miscellaneous	4,000

Total	$76,500

Item 14:	Indemnification of Directors and Officers.

The California General Corporation Law and our Restated Articles of Incorporation and Bylaws provide that we may indemnify our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest. This means that if indemnity is determined by the Board of Directors to be appropriate in any case we and not the individual might bear the cost of any suit that is filed by a shareholder against the individual officer, director or employee unless the court determines that the individual acted in bad faith. These provisions are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, and to persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15:	Recent Sales of Unregistered Securities.

The following issuances of stock, warrants, and other equity securities were made without any public solicitation to a limited number of investors or related individuals or entities in separately negotiated transactions. Each investor represented to us that the securities were being acquired for investment purposes only and not with an intention to resell or distribute such securities. Each of the individuals or entities had access to information about our business and financial condition and was deemed capable of protecting their own interests. The stock, warrants and other securities were issued pursuant to the private placement exemption provided by Section 4(2) or Section 4(6) of the Securities Act of 1933. These are deemed to be “restricted securities” as defined in Rule 144 under the 1933 Act and the warrant certificates and the stock certificates bear a legend limiting the resale thereof.

(a)	During 2004 we issued an aggregate of 168,626 shares of our common stock to three venders in payment of $57,944 in accounts payable for goods and services.

(b)	During 2004 we issued an aggregate of 280,000 shares of our common stock to two consultants in settlement of $477,816 of contractual payments.

(c)	In January 2004, the Company sold an aggregate of 1,897,143 shares of its common stock to eight individuals for total proceeds to the Company of $656,221.

(d)	In February 2004, the Company sold an aggregate of 616,452 shares of its common stock to four individuals for total proceeds to the Company of $272,614.

(e)	In March 2004, the Company sold an aggregate of 1,539,262 shares of its common stock to five individuals for total proceeds to the Company of $810,143.

(f)	On March 24, 2004, we issued 5,500,000 shares of common stock to our then Chief Executive Officer, Ms. Patricia McPeak, in exchange for services rendered.

(g)	In April 2004, the Company sold an aggregate of 1,347,299 shares of its common stock to four individuals for total proceeds to the Company of $514,973.

(h)	In May 2004, the Company sold an aggregate of 125,000 shares of its common stock to two individuals for total proceeds to the Company of $12,475.

(i)	In September 2004, the Company sold an aggregate of 25,000 shares of its common stock to one individual for total proceeds to the Company of $4,500.

(j)
On September 8, 2004, the Company and Langley Park Investments PLC (“Langley”) signed a Stock Purchase Agreement under which the Company agreed to sell 7,000,000 shares of its common stock to Langley. The transaction will close at the time that Langley’s shares are trading on the London Stock Exchange for anticipated consideration to NutraCea (i) immediately following the closing of approximately $1,190,000 in Langley stock, and (ii) additional consideration of that number of Langley shares which, as of the closing, will have a value of approximately $1,190,000.

(k)
In December 2004, the Company sold an aggregate of 25,000 shares of its common stock to one individual for total proceeds to the Company of $5,000. There were no underwriting discounts or commissions associated with this sale.

(l)
In December 2004, the Company issued warrants to purchase an aggregate of 2,400,000 shares of the Company’s common stock in connection with a Promissory Note and Warrant Purchase Agreement entered into with three investors for an aggregate purchase amount of $2,400,000. A commission of $242,846 as paid to Sandgrain Securities upon consummation of the financing and a finders fee of $25,000 was paid.

(m)	During 2004, we issued 3,048,315 shares of our common stock to 15 consultants in lieu of contractual payments in the amount of $2,192,013 pursuant to consulting contracts.

(n)
During 2004, we issued warrants to purchase 9,598,493 shares of our common stock valued at $7,761,516 to 14 consultants pursuant to consulting agreements. The warrants are exercisable at prices between $.01 and $5.00 per share and expire at varying times between six months and five years from the date of issuance.

(o)	During the year ended December 31, 2005, we:

•	issued 70,000 shares of common stock to two officers and directors, valued at $30,100;

•	issued a total of 30,000 shares of common stock to two consultants under the Patent Incentive Plan, valued at $12,600;

•	issued 97,000 shares of common stock, valued at $97,655, to Faraday, which was the last required payment to Faraday under the Settlement Agreement dated December 10, 2003; and

•	issued 33,000 shares of common stock to three consultants, valued at $21,800.

(p)	During 2005, we issued options and warrants to purchase an aggregate of 700,000 shares of our common stock to seven consultants, valued at $301,598.

(q)
During 2005, we issued options to purchase an aggregate of 2,200,000 shares of our common stock to three employees, valued at $130,000 and exercisable at between $0.30 and $0.46 per share. These options expire in ten years.

(r)	During the quarter ended June 30, 2005, NutraCea issued 29,786 shares of its common stock valued at $15,000 to a web design consultant in respect of unpaid fees.

(s)	During the quarter ended June 30, 2005, NutraCea issued 1,222,222 shares of its common stock to repurchase technology and marketing rights valued at $550,000.

(t)
During the quarter ended June 30, 2005, NutraCea issued 359,183 shares of common stock to a consulting company for patent and license analysis. One half of the shares vested upon signing of the agreement while the balance will vest upon certain milestones being achieved. The vested shares are valued at $110,000.

(u)
During the quarter ended June 30, 2005, NutraCea issued options to purchase 360,000 shares of its common stock to a technology firm for assistance in developing an internet marketing system for NutraCea. The options have an exercise price of $0.60 per share and became exercisable over 21 months. The option was valued at $118,165 and expires in five years. The contract was terminated on August 31, 2005 with 105,000 option shares vested.

(v)
On August 24, 2005, NutraCea entered into a Private Label Supply Agreement and Strategic Alliance (“Supply Agreement”). In connection with the Supply Agreement and in return for an agreement to purchase a minimum of $500,000 in NutraCea products, NutraCea issued to ITV Global, Inc. an option to acquire up to 250,000 shares of the Company’s common stock.

(w)
On October 4, 2005, NutraCea completed a private placement of its securities to certain investors for aggregate gross proceeds of approximately $7,850,000. NutraCea issued an aggregate of 7,850 shares of Series B Convertible Preferred Stock at a price of $1,000 per share, which may be converted to shares of NutraCea common stock at a conversion rate of 2,000 shares of commons stock for each Preferred Share. Additionally, NutraCea issued warrants to purchase an aggregate of 7,850,000 share of NutraCea common stock at an exercise price of $0.70 per share. The placement agent for the transaction, Halpern Capital, Inc., was paid a commission consisting of $549,500 and warrants to purchases up to an aggregate of 1,099,000 shares of NutraCea common stock at an exercise price of $0.50 per share.

(x)	In January and February 2006, we issued options to purchase and aggregate of 410,000 shares of our common stock to four consultants and one director, valued at $168,394.

(y)	In February 2006, we issued options to purchase an aggregate of 530,000 shares of our common stock to two employees valued at $10,000.

(z)
On May 12, 2006, NutraCea completed a private placement of its securities to certain investors for aggregate gross proceeds of approximately $17,560,000. NutraCea issued an aggregate of 17,560 shares of Series C Convertible Preferred Stock at a price of $1,000 per share, which may be converted to shares of NutraCea common stock at a conversion rate of approximately 1,176 shares of commons stock for each Preferred Share. Additionally, NutraCea issued warrants to purchase an aggregate of 10,329,412 share of NutraCea common stock at an exercise price of $1.35 per share. The placement agent for the transaction, Halpern Capital, Inc., was paid a commission consisting of $1.35 and warrants to purchases up to an aggregate of 500,000 shares of NutraCea common stock at an exercise price of $1.35 per share.

(aa)
In May 2006, NutraCea entered into a Supply Agreement and Asset Purchase Agreement (collectively, the “Agreements”) with Natural Glo Investors, L.P. In connection with the Agreement, NutraCea issued to certain affiliates of Natural Glo Investors, L.P. 369,761 shares, some of which are subject to forfeiture.

(bb)
During the quarter ended June 30, 2006, NutraCea issued to a consultant a warrant to purchase 25,000 shares of common stock for consulting services. The warrant has a per share exercise price of $1.35 and a term of three years.

(cc)
In May 2006, NutraCea issued options to purchase 25,000 shares to each of six non-employee directors (totaling 210,000 option shares). Each of these options expire in 10 years, has an exercise price of $1.14 per share and vests over 12 months.

(dd)	During the quarter ended September 30, 2006, NutraCea issued 381,996 shares of common stock in connection with its acquisition of the equine feed supplement business.

(ee)
During the quarter ended September 30, 2006, NutraCea issued to a consultant a warrant to purchase 50,000 shares of common stock. The warrant vests over 12 months and has a per share exercise price of $1.20 and a term of three years.

(ff)
During the quarter ended September 30, 2006, NutraCea issued to one employee an option to purchase 50,000 shares of common stock, which starts to vest 90 days after the date of employment over a two year period. The option expires 10 years from the date of grant and has a per share exercise price of $1.20.

(gg)
During the quarter ended December 31, 2006, NutraCea issued to a consultant a warrant to purchase 25,000 shares of common stock. The warrant vests over 5 months and has a per share exercise price of $2.30 and a term of three years.

(hh)
During the quarter ended December 31, 2006, NutraCea issued to three entities incentive and performance warrants to purchase 275,000 shares of common stock. The shares will vest at various intervals when certain benchmarks are achieved. The warrants expire three years from the date of grant and have a per share exercise price ranging from $2.31 to $2.38.

(ii)
During the quarter ended December 31, 2006, NutraCea issued to six employee options to purchase an aggregate 370,000 shares of common stock, which start to vest 90 days after their employment dates over a two year period. The options expire 10 years from the date of grant and have a per share exercise price ranging from $1.39 to $2.38.

(jj)
During the quarter ended December 31, 2006, NutraCea issued to a medical advisor to the board of directors an option to purchase 240,000 shares of common stock. The shares will vest monthly over a 12 month period and have a per share exercise price of $1.63 and a term of three years.

The following issuances of stock were made without any public solicitation upon exercise of options and warrants. Each holder of an option or warrant represented to us that the securities were being acquired for investment purposes only and not with an intention to resell or distribute such securities. Each of the individuals or entities had access to information about our business and financial condition and was deemed capable of protecting their own interests. As such, the stock was issued pursuant to the private placement exemption provided by Section 4(2) of the Securities Act of 1933. These are deemed to be “restricted securities” as defined in Rule 144 under the 1933 Act and the stock certificates bear a legend limiting the resale thereof.

(a)	During 2004, we issued an aggregate of 509,323 shares of our common stock upon exercise of outstanding options and warrants.

(b)	During 2005, we issued an aggregate of 531,000 shares of our common stock upon exercise of outstanding options and warrants.

(c)	From January 1, 2006 to March 3, 2006, we issued 42,576 shares of our common stock upon the cashless exercise of outstanding options and warrants.

(d)	From March 4, 2006 to May 23, 2006, we issued 1,214,051 shares of our common stock upon the cashless exercise of outstanding options and warrants.

(e)	From April 1, 2006 to June 30, 2006, we issued an aggregate of 655,610 shares of our common stock upon the cashless exercise of outstanding options and warrants.

(f)	From July 1, 2006 to September 30, 2006, we issued an aggregate of 300,000 shares of our common stock upon exercise of outstanding options and warrants for the aggregate exercise price of $172,500.

(g)	From October 1, 2006 to December 31, 2006, we issued an aggregate of 5,335,064 shares of our common stock upon exercise of outstanding warrants for the aggregate exercise price of $5,611,588.

The following issuances of stock, warrants, and other equity securities were exchanged by us with our existing security holders exclusively in transactions in which no commission or other remuneration was paid or given directly or indirectly to any person. As such, the issuance of the following securities was exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

(a)	During 2004, the Company issued 5,759 shares of common stock in payment of preferred dividends in the amount of $5,986.

(b)	During 2004, we issued an aggregate of 540,000 shares of our common stock pursuant to the conversion provisions of 630,000 shares of our Series A Preferred Stock.

(c)
In February of to March 3, 2006, we issued a total of 1,200,000 shares of our common stock upon conversion our 600 shares of our Series B Convertible Preferred Stock. From March 4, 2006 to May 23, 2006, we issued a total of 2,250,000 shares of our common stock upon conversion our 1,125 shares of our Series B Convertible Preferred Stock.

(d)	From April 1, 2006 to June 30, 2006, we issued a total of 2,100,000 shares of our common stock upon conversion of 1,050 shares of our Series B Convertible Preferred Stock.

(e)	From July 1, 2006 to September 30, 2006, we issued a total of 4,550,000 shares of our common stock upon conversion of 2,275 shares of our Series B Convertible Preferred Stock.

(f)	From July 1, 2006 to September 30, 2006, we issued 8,053,513 shares of our common stock upon conversion of 6,854 shares of our Series C Convertible Preferred Stock.

(g)	From October 1, 2006 to December 31, 2006, we issued 5,360,000 shares of our common stock upon conversion of 2,680 shares of our Series B Convertible Stock.

(h)	From October 1, 2006 to December 31, 2006, we issued 6,162,341 shares of our common stock upon conversion of 5,238 shares of our Series C Convertible Preferred Stock.

The following issuances of stock and assumption of options and warrants were made pursuant to an exemption provided by Section 3(a)(10) of the Securities Act of 1933 after a fairness hearing before the California Department of Corporations.

(a)
On October 4, 2005, NutraCea completed its merger with The RiceX Company. In connection with the merger, NutraCea issued 28,272,064 shares of its common stock to holders of RiceX common stock. In addition, NutraCea assumed each outstanding option and warrant to purchase RiceX common stock and converted those options and warrants into options and warrants to purchase an aggregate of 11,810,507 shares of NutraCea common stock.

ITEM 16:	EXHIBITS

Exhibit	Exhibit Description
Number

2.01(1)	Plan and Agreement of Exchange.

2.02(2)	Agreement and Plan of Merger and Reorganization, dated as of April 4, 2005, by and among the NutraCea, The RiceX Company and Red Acquisition Corporation.

3.01.1(3)	Restated and Amended Articles of Incorporation as filed with the Secretary of State of California on December13, 2001.

3.01.2(4)	Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on August 4, 2003.

3.01.3(5)	Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on October 31, 2003.

3.01.4(4)	Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on September 29, 2005

3.02(6)	Certificate of Designation of the Rights, Preferences, and Privileges of the Series A Preferred Stock as filed with the Secretary of State of California on December 13, 2001.

3.03(7)	Certificate of Determination, Preferences and Rights of Series B Convertible Preferred Stock as filed with the Secretary of State of California on October 4, 2005.

3.04(8)	Certificate of Determination, Preferences and Rights of Series C Convertible Preferred Stock as filed with the Secretary of State of California on May 10, 2006.

3.05(23)	Bylaws of NutraCea.

4.01(7)	Form of warrant issued to subscribers in connection with NutraCea’s October 2005 private placement.

4.02(8)	Form of warrant issued to subscribers in connection with NutraCea’s May 2006 private placement.

4.03(25)	Form of warrant issued to subscribers in connection with NutraCea’s February 2007 private placement

5.1	Opinion of Weintraub Genshlea Chediak Law Corporation

10.01(9)	NutraCea 2003 Stock Compensation Plan

10.02(4)	NutraCea 2005 Equity Incentive Plan

10.03(7)	Securities Purchase Agreement, dated September 28, 2005, by and among NutraCea and the investors named therein.

10.04(7)	Registration Rights Agreement, dated September 28, 2005, by and among NutraCea and the investors named therein.

10.05(8)	Securities Purchase Agreement, dated May 12, 2006, by and among NutraCea and the investors named therein.

10.06(8)	Registration Rights Agreement, dated May 12, 2006, by and among NutraCea and the investors named therein.

10.07(27)+	Private Label Supply Agreement and Strategic Alliancebetween NutraCea and ITV Global.

10.08(4)	Employment Agreement between NutraCea and Patricia McPeak.

10.09(4)	Restricted Stock Agreement between NutraCea and Patricia McPeak

10.10(11)	Executive Employment Agreement between NutraCea and Bradley D. Edson.

10.11(11)	Executive Employment Agreement between NutraCea and Margie D. Adelman.

10.12(4)	Executive Employment Agreement between The RiceX Company and Todd C. Crow.

10.13(4)	Amendment No. 1 to Employment Agreement between NutraCea, Todd C. Crow and The RiceX Company.

10.14(4)	Executive Employment Agreement between The RiceX Company and Ike E. Lynch.

10.15(4)	Amendment No. 1 to Employment Agreement between NutraCea, Ike E. Lynch and The RiceX Company.

10.16(12)	Form of Affiliate Agreement between certain affiliates of RiceX and NutraCea dated April 4, 2005

10.17(11)±	W.F. Young Distribution Agreement.

10.18(11)±	W.F. Young Technology Agreement.

10.19(13)	Stock Purchase Agreement between NutraCea and Langley Park Investments PLC

10.20(4)±	Production Facility Development and Rice Bran Supply and Purchase Agreement dated September 13, 2005 between NutraCea and Food Trading Company Dominicana, S.A.

10.21(4)±	Assignment dated April 12, 2005 from W.F. Young, Inc. to NutraCea

10.22(4)±	Distribution Agreement dated April 12, 2005 between W.F. Young, Inc. and NutraCea

10.23(4)	Manufacturing Agreement dated April 12, 2005 between W.F. Young, Inc. and NutraCea

10.24(4)±	Supply and Distribution Agreement dated November 4, 2005 between NutraCea and T. Geddes Grant.

10.25(14)	Commercial Lease and Deposit Receipt between Roebbelen Land Company and The RiceX Company dated December 23, 1991.

10.26(14)	First Amendment of Lease between Roebbelen Land Company and The RiceX Company dated January 19, 1994.

10.27(14)	Second Amendment of Lease between Roebbelen Land Company and The RiceX Company dated July 11, 1996.

10.28(14)	Third Amendment of Lease Agreement between Roebbelen Land Company and The RiceX Company dated February 1, 1998.

10.29(14)	Lease Agreement between Roebbelen Land Company and The RiceX Company dated July 11, 1996.

10.30(14)	First Amendment of Lease between Roebbelen Land Company and The RiceX Company dated September 1996.

10.31(14)	Second Amendment of Lease Agreement between Roebbelen Land Company and The RiceX Company dated February 1, 1998.

10.32(15)	Agreement on Exclusive Distribution in Europe between The RiceX Company and KREGLINGER EUROPE N.V. dated October 1, 2002.

10.33(16)±	Stabilized Rice Bran Processing, Sales, and Marketing Agreement between Farmers' Rice Cooperative and The RiceX Company dated May 1, 2002.

10.34(17)	The RiceX Company 1997 Stock Option Plan

10.35(14)	Form of Directors Stock Option Agreement for The RiceX Company.

10.36(14)	Form of Non-statutory Stock Option Agreement not issued under The RiceX Company 1997 Stock Option Plan, governing options granted to The RiceX Company employees.

10.37(18)	Form of non-statutory Stock Option Agreement issued under The RiceX Company 1997 Stock Option Plan between The RiceX Company and The RiceX Company employees dated October 1, 1999.

10.37(18)
Form of non-statutory Stock Option Agreement issued under The RiceX Company 1997 Stock Option Plan between The RiceX Company and Ike Lynch dated November 1, 1999. Identical Agreements with Daniel McPeak, Jr. and Todd C. Crow.

10.39(19)
Form of Board Member Non-statutory Stock Option Agreement issued under The RiceX Company 1997 Stock Option Plan between The RiceX Company and the Board Members of the RiceX Company dated February 22, 2001, September 23 and 29, 2001.

10.40(16)	Form of Non-statutory Stock Option Agreement issued under The RiceX Company 1997 Stock Option Plan between The RiceX Company and employees dated January 2, 2000.

10.41(20)	Form of Non-statutory Stock Option Agreement issued September 23, 2002 between The RiceX Company and the members of The RiceX Company’s Board of Directors.

10.42(20)	Form of Non-statutory Stock Option Agreement issued July 1, 2004 between The RiceX Company and Edward McMillan.

10.43(21)	Form of Non-statutory Stock Option Agreement issued October 18, 2004 between The RiceX Company and two members of The RiceX Company Board Directors.

10.44(22)	Form of Non-statutory Stock Option Agreement issued under the 1997 Stock Option Plan between The RiceX Company and certain non-employee RiceX Directors dated March 31, 2005.

10.45(22)	Form of Non-statutory Stock Option Agreement issued under the 1997 Stock Option Plan between The RiceX Company and certain employees of RiceX dated March 31, 2005.

10.46(4)	Form of Option Assumption Agreement between NutraCea and Option Holders relating to assumed Options granted under The RiceX Company 1997 Stock Option Plan.

10.47(4)	Form of Option Assumption Agreement between NutraCea and Option Holders relating to assumed non-plan RiceX Options.

10.48(4)	Form of Option Assumption Agreement between NutraCea and former Directors of The RiceX Company.

10.49(4)	Form of Resale Restriction Agreement entered into between NutraCea and each of Todd C. Crow and Ike E. Lynch.

10.50(4)	Form of Resale Restriction Agreement entered into between NutraCea and each of James Lintzenich, Edward McMillan and Steven Saunders.

10.51(4)	Form of Resale Restriction Agreement entered into between NutraCea and each of Bradley Edson, Patricia McPeak, Margie Adelman, Eliot Drell and David Bensol.

10.52(10)	Warrant Agreement between NutraCea and Steven Saunders dated February 27, 2006.

10.53(24)	Form of non-statutory Stock Option Agreement between NutraCea and the non-employee members of the Board of Directors dated May 23, 2006.

10.54(25)	Securities Purchase Agreement, dated February 15, 2007, by and among NutraCea and the investors named therein.

10.55(25)	Registration Rights Agreement, dated February 15, 2007, by and among NutraCea and the investors named therein.

10.56(26)	Employment Agreement between NutraCea and Kody Newland.

21.01*	List of subsidiaries

23.1*	Consent of Malone & Bailey, PC, Independent Registered Public Accounting Firm.

23.2*	Consent of Perry-Smith LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Weintraub Genshlea Chediak Law Corporation (included in Exhibit 5.1)

24.1*	Power of Attorney (See signature page.)

+	Confidential treatment requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

±	Confidential treatment granted as to certain portions.

*	Previously filed.

(1)	incorporated herein by reference to exhibits previously filed on Registrant’s Current Report on Form 8-K, filed on November 19, 2001.

(2)	incorporated herein by reference to exhibits previously filed on Registrant’s Current Report on Form 8-K, filed on April 4, 2005.

(3)	incorporated herein by reference to exhibits previously filed on Registrant’s Annual Report on Form 10-KSB, filed on April 16, 2002.

(4)	incorporated herein by reference to exhibits previously filed on Registrant’s Registration Statement on Form SB-2, filed on November 18, 2005.

(5)	incorporated herein by reference to exhibits previously filed on Registrant’s Quarterly Report on Form 10-QSB, filed on November 19, 2003.

(6)	incorporated herein by reference to exhibits previously filed on Registrant’s Registration Statement on Form SB-2, filed on June 4, 2002.

(7)	incorporated herein by reference to exhibits previously filed on Registrant’s Current Report on Form 8-K, filed on October 4, 2005.

(8)	incorporated herein by reference to exhibits previously filed on Registrant’s Current Report on Form 8-K, filed on May 15, 2006.

(9)	incorporated herein by reference to exhibits previously filed on Registrant’s Registration Statement on Form S-8, filed on November 18, 2003.

(10)	incorporated herein by reference to exhibits previously filed on Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006.

(11)	incorporated herein by reference to exhibits previously filed on Registrant’s Annual Report on Form 10-KSB, filed on March 31, 2005.

(12)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 8-K, filed on April 4, 2005.

(13)	incorporated herein by reference to exhibits previously filed on Registrant’s Current Report on Form 8-K, filed on September 14, 2004.

(14)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Registration Statement No. 000-24285, filed on May 18, 1998.

(15)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-KSB, filed on March 31, 2003.

(16)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-QSB, filed on August 12, 2002.

(17)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Registration Statement Number Statement No. 000-24285, filed on May 18, 1998.

(18)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-KSB, filed on March 30, 2000.

(19)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-QSB, filed on August 10, 2001.

(20)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-QSB, filed on November 15, 2003.

(21)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-KSB, filed on March 30, 2005.

(22)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-QSB, filed on May 16, 2005.

(23)	incorporated herein by reference to exhibits previously filed on Registrant’s Registration Statement on Form SB-2, filed on June 12, 2006.

(24)	incorporated herein by reference to exhibits previously filed on Registrant’s Quarterly Report on Form 10-QSB, filed on August 14, 2006.

(25)	incorporated herein by reference to exhibits previously filed on Registrant’s Current Report on Form 8-K, filed on February 20, 2007.

(26)	incorporated herein by reference to exhibits previously filed on Registrant’s Annual Report on Form 10-K, filed on April 2, 2007.

(27)	incorporated herein by reference to exhibits previously filed on Amendment No. 1 to Registrant’s Quarterly Report on Form 10-QSB, filed on May 7, 2007.

Item 17:	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in clauses (i), (ii), and (iii) above shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 7th day of May, 2007.

NUTRACEA

BY:	/s/ Bradley D. Edson
Bradley D. Edson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Bradley D. Edson	President, Chief Executive Officer	May 7, 2007
Bradley D. Edson	and Director

Principal Financial Officer
and Principal Accounting Officer:

/s/ Todd C. Crow	Chief Financial Officer	May 7, 2007
Todd C. Crow

Additional Directors:

*	Director	May 7, 2007
David Bensol

*	Director	May 7, 2007
James C. Lintzenich

*	Director	May 7, 2007
Edward L. McMillan

Director
Patricia McPeak

*	Director	May 7, 2007
Steven W. Saunders

*	Director	May 7, 2007
Kenneth L. Shropshire

* By	/s/ Todd C. Crow
Todd C. Crow,
Attorney-in-fact